Exhibit H(6)

AMENDMENT

DATED June 16, 2015 TO

AMENDED AND RESTATED

SUB-ADMINISTRATIVE SERVICES AND

SHAREHOLDER SERVICES AGREEMENT

WHEREAS, Massachusetts Mutual Life Insurance Company, a mutual life insurance company organized and existing under the laws of the Commonwealth of Massachusetts (“MassMutual”), and MML Investment Advisers, LLC, a Delaware limited liability company (“MML Advisers”), have entered into an Amended and Restated Sub-Administrative Services and Shareholder Services Agreement dated as of January 9, 2015 (the “Agreement”).

WHEREAS, MassMutual and MML Advisers wish to amend the Agreement as follows:

Pursuant to Section 14, the following hereby replaces, in its entirety, Appendix A:

APPENDIX A

MML Series Investment Fund

Funds without an Administrative and Shareholder Services Agreement

MML Conservative Allocation Fund

MML Balanced Allocation Fund

MML Moderate Allocation Fund

MML Growth Allocation Fund

MML Aggressive Allocation Fund

MML Blue Chip Growth Fund

MML Equity Income Fund

MML Foreign Fund

MML Growth & Income Fund

MML Income & Growth Fund

MML Large Cap Growth Fund

MML Managed Volatility Fund

MML Mid Cap Growth Fund

MML Mid Cap Value Fund

MML Small Cap Growth Equity Fund

MML Small/Mid Cap Value Fund

Funds with an Administrative and Shareholder Services Agreement

MML American Funds® Growth Fund

MML American Funds® International Fund

MML American Funds® Core Allocation Fund

MML Equity Index Fund

MML Focused Equity Fund

MML Fundamental Growth Fund

MML Fundamental Value Fund

MML Global Fund

MML International Equity Fund

MML Small Company Value Fund

MML Total Return Bond Fund

MML Series Investment Fund II

Funds without an Administrative and Shareholder Services Agreement

MML Blend Fund

MML Equity Fund

MML Inflation-Protected and Income Fund

MML Managed Bond Fund

MML Money Market Fund

MML Small Cap Equity Fund

Funds with an Administrative and Shareholder Services Agreement

MML Asset Momentum Fund

MML Dynamic Bond Fund

MML Equity Rotation Fund

MML High Yield Fund

MML Short-Duration Bond Fund

MML Special Situations Fund

MML Strategic Emerging Markets Fund

IN WITNESS WHEREOF, this Amendment has been signed by the parties as of the date first above written.

MASSACHUSETTS MUTUAL LIFE

INSURANCE COMPANY

/s/ Brian Haendiges

Brian Haendiges

Senior Vice President

MML INVESTMENT ADVISERS, LLC

/s/ Brian Haendiges

Brian Haendiges

Vice President